Exhibit 10.4

                                License Agreement

      This License Agreement (the "Agreement") is reached between The Murdock Group Career Satisfaction Corporation, a Utah corporation ("Murdock"), and myjobsearch.com, inc., a Delaware Corporation ("MJS") in consideration of receipt of MJS shares by Murdock, the sufficiency of which is acknowledged.


                                    Recitals

Whereas, Murdock is the developer and exclusive owner of a series of eight "Career Insight" training courses (as set forth in manuals, workbooks, handouts, and related material) designed to increase personal job-searching skills (collectively, the "System"); and Whereas, Murdock has formed MJS as a subsidiary corporation to exploit the demand for career-related information and services on the Internet, and desires to grant a perpetual, exclusive, and royalty-free license authorizing MJS to use the System online;


                             It is Therefore Agreed

     1. Grant of License. Murdock hereby grants to MJS a perpetual and exclusive license to use the System, and any System modifications it may develop (the "Derivative Works"), on the Internet. MJS may not use the System or Derivative Works in any way other than over the Internet. It is understood that Murdock may use the Internet to market in-person and other forms of delivery of the System to customers, but may not offer the contents of the System on the Internet.

     2. Derivative Works. All right, title and interest in and to the Derivative Works (together with any and all corresponding intellectual property rights) shall be solely owned by MJS, subject to Murdock's intellectual property rights in the original works. Murdock agrees to execute any additional documents reasonably requested by MJS in order to evidence or perfect MJS's ownership of the Derivative Works. MJS hereby grants to Murdock a perpetual license to use the Derivative Works in any way other than over the Internet.

     3. Modifications by Murdock. All modifications of the System made by Murdock, including all improvements and additions to and new versions of the System (the "Modifications"), shall be deemed licensed by Murdock to MJS, subject to all terms and conditions of this Agreement. Murdock agrees to make prompt disclosure to MJS of all Modifications and provide master copies thereof to MJS upon request.

     4. Royalties. MJS shall pay no royalty for use of the System or any Modification; Murdock shall pay no royalty for use of Derivative Works.

     5. Warranties. Murdock warrants, represents and covenants to MJS as follows, upon which MJS substantially relies: (a) the System is the original work and creation of Murdock; (b) Murdock has proper authority to license the System to MJS; (c) this license does not infringe any copyright, patent, trademark, trade secret or other proprietary or personal rights of any third party; (d) Murdock has not entered into any oral or written agreement or understanding which would prohibit the licensing of the System, in whole or in part, to MJS hereunder; and (e) the above, warranties, representations and covenants shall equally apply to Modifications.

     6. Indemnification. Murdock shall, at its sole cost and expense, indemnify, defend and hold MJS harmless from and against any claim, loss, damage, expense or liability (including attorneys' fees and costs) arising out of a breach of the foregoing warranties, including any claim or allegation that the System, or other materials supplied by Murdock hereunder, infringe any third party patent, copyright, trade secret or other proprietary or personal right. MJS agrees to give Murdock prompt notice of any such claim and grant Murdock sole control over the defense of the claim. MJS may, at its option and expense, choose to be represented by separate counsel with respect to any such claim. If any part of the System is held to infringe, in addition to bearing the cost of defense and indemnifying MJS against any damages ultimately assessed, Murdock shall use commercially reasonable efforts, at its expense, to modify the System to be non-infringing, without adversely affecting the quality or completeness of the System, or to obtain for MJS a license to continue using the System.

     7. Limitation of Liability. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SYSTEM, INTELLECTUAL PROPERTY OR ITS DERIVATIVE WORKS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MURDOCK OR MJS BE LIABLE AND EACH PARTY COVENANTS NOT TO BRING ANY CLAIM FOR SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR ANY INDIRECT DAMAGES SUCH AS, BUT NOT LIMITED TO, EXEMPLARY DAMAGES, WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN; PROVIDED, HOWEVER, THAT THIS LIMITATION OF LIABILITY SHALL NOT LIMIT INDEMNIFICATION OBLIGATIONS AS SET FORTH ABOVE.

     8. Confidentiality. As used herein, "Confidential Information" includes any trade secrets, proprietary materials, parties' methods of operation, marketing plans, customer lists, future plans, the specific terms of this Agreement, any written materials marked as confidential, and other materials or information, written, oral, visual or electronic, which reasonably should be understood by the recipient of such information ("Recipient") to be confidential. Confidential Information does not include information that Recipient can prove (a) is now or later becomes generally available to the public without fault or breach of Recipient; (b) was rightfully in Recipient's possession prior to disclosure by the other party ("Discloser"); (c) is independently developed by Recipient without the use of any Confidential Information of Discloser; or (d) is rightfully obtained by Recipient from a third party who has the right to disclose it.

          a. Each party, as Recipient, agrees that it will not disclose Confidential Information to any person or use Confidential Information for any purpose except as expressly permitted by this Agreement. Recipient may disclose Confidential Information only to its employees who have a need to know such information. Recipient shall inform such employees that under this Agreement they are bound by obligations of confidentiality and shall maintain with each such employee a written agreement sufficient to require the employee to keep this type of information confidential. Confidentiality obligations shall survive for a period of five (5) years from the date of disclosure.

          b. Each party agrees to carefully and continuously control use and disclosure of the other party's Confidential Information, and to treat it with at least the same level of protection as it affords its own Confidential Information of similar nature, but not less than a reasonable level of protection. Recipient shall not copy Confidential Information except to the extent necessary for the purposes of this Agreement. Recipient shall promptly notify Discloser if it becomes aware of any unauthorized disclosure or use of Discloser's Confidential Information, and shall take all reasonable steps requested by Discloser to remedy the same.

          c. Each party, as Recipient, acknowledges that Discloser's Confidential Information is highly valuable to the Discloser, that any breach of its obligations under this Agreement with respect to Confidential Information will severely damage Discloser, the extent of which damage would be difficult to ascertain and, therefore, that Discloser is entitled to, among any other available remedies, immediate injunctive and other equitable relief for any such breach.

     9. Trademarks. Murdock grants to MJS a nonexclusive right and license to use, reproduce and display all trademarks used by Murdock in relation to the System (the "Trademarks") in connection with MJS's marketing and distribution of the System. MJS shall have the right to use the Trademarks in its business, in its advertising, and on its stationery. MJS may also develop and use its own trademarks and service marks in connection with the System. Murdock makes no claim of any kind to the MJS logo, trade name, trademark or related service marks or trademarks now owned or hereafter owned by MJS.

     10. Marketing Materials. Murdock shall furnish, without charge to MJS, samples of advertising and promotional materials, including such items as photographs and System descriptions and materials which Murdock and MJS agree are necessary for promotion of the System. MJS will be responsible for additional costs in creating brochures, catalogues, and other promotional items for use in the promotion of the System.

     11. Branding; Copyright and Trademark Use. MJS may, in its discretion, private-label the System as a product of MJS, using MJS's own brand names, trademarks and service marks. Product packaging and documentation for the System shall also be designed and produced by MJS, at its sole discretion. However, MJS shall include, subject to Murdock's approval as to form, appropriate copyright and trademark notices of Murdock in the documentation for the System.

     12. Proprietary Rights in Trademarks. MJS will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair Murdock's rights in and to the Trademarks. All use of the Trademarks by MJS shall inure to the benefit of Murdock. MJS will at no time adopt or use, without Murdock's prior written consent, any name or mark, either alone or in combination with any other words or symbols, which is similar to or likely to be confused with the Trademarks, unless Murdock consents in writing.

     13. Termination. a. Either party may terminate this Agreement if the other party breaches any material term of this Agreement and fails to correct such breach within 60 days following written notice from the non-breaching party specifying the breach.

          b. MJS may, at its sole option, terminate this Agreement at any time, with or without cause, upon 120 days prior written notice.

          c. Upon termination of this Agreement, MJS's right and license to market, distribute and sell the System and its license to the Trademarks shall terminate; provided, however, that MJS may continue to distribute the System and offer courses thereunder as necessary to fulfill orders received by MJS and binding commitments made by MJS prior to the date of termination and to dispose of MJS's inventory. Upon termination, each party shall return to the other or destroy all Confidential Information supplied by the other party.

     14. Other Provisions. This Agreement shall be construed in accordance with the laws of the State of Utah. In the event suit is brought to enforce any provision hereof, the successful party shall recover all costs of enforcement, including attorney's fees, from the other party.


                               Dated this 22nd day of June, 1999






                               /s/ KC Holmes
                               -------------------------------------------------
                               Authorized Officer,
                               The Murdock Group Career Satisfaction Corporation



                               /s/ KC Holmes
                               -------------------------------------------------
                               Authorized Officer, myjobsearch.com, inc.